SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

WALTER HEWLETT ISSUES STATEMENT ON THIRD SURVEY SHOWING
HP EMPLOYEES ARE OPPOSED TO HP/COMPAQ MERGER

PALO ALTO, CA, March 5, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today made the following statement regarding the survey released yesterday showing that 65% of Hewlett-Packard employees living in the Fort Collins, Colorado area are strongly opposed to the company’s proposed merger with Compaq Corporation: 1

We think it is important HP employees have had the opportunity to express their opinions about the merger in this independent study. This is the third survey demonstrating employee opposition to the proposed merger. Fort Collins-area HP employees oppose the merger by 65% to 26%. Likewise, previous studies found employees in Corvallis and Boise also oppose the merger — by a margin of more than two to one.[2] The Fort Collins employees’ main concern — like that of investors and their counterparts in Corvallis and Boise — is that acquiring Compaq won’t add value to HP. It is difficult to fathom how a “seamless integration” is possible given that HP employees are widely and consistently opposed to merging with Compaq.

It is clear to us that employee dissatisfaction toward the proposed merger with Compaq appears to run much deeper than HP management is willing to admit publicly. In addition, we find it curious that HP’s management engaged International Survey Research to validate the data from HP’s January 23-29 “survey” without announcing the methodology used or the name of the organization that conducted the HP surveys in the first place.

The independent study of employees living in the Fort Collins, Colorado area was completed by Field Research Corporation of San Francisco, an independent public opinion research organization. The survey was commissioned and paid for by David W. Packard, acting as an individual. Mr. Packard is not a participant in the solicitation of proxies from Hewlett-Packard stockholders being conducted by Walter B. Hewlett, Edwin E. van Bronkhorst and The William R. Hewlett Revocable Trust.

The methodology and detailed findings of this survey are available for viewing at www.votenohpcompaq.com.

1 Fort Collins-area findings are based on a random sample of 260 current and 574 former employees of the Hewlett-Packard Company living in Larimer County, Colorado by Field Research Corporation.

2 The Corvallis survey results are based on a random sample of 445 current and 226 former HP employees living in Benton County or Linn County, Oregon by Field Research Corporation. The Boise-area findings are based on a random sample of 235 current and 237 former employees of the Hewlett-Packard Company living in Ada County, Idaho by Field Research Corporation.

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

Forward-Looking Statements

The views expressed in this release are judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

For additional information, visit our website at www.votenohpcompaq.com.

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Contacts:
Joele Frank / Todd Glass
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449